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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8/S-3 (File No. 333-40588) of LendingTree, Inc. of our report dated February 2, 2001, except as to the subsequent events described in
Note 14 which is as of March 20, 2001, relating to the financial statements, which appears in this Form 10-K.





PricewaterhouseCoopers LLP

Charlotte, North Carolina
March 21, 2001